Exhibit 99.2

Contact:	FOR RELEASE:
John Perry	October 22, 2026
Senior Vice President, Investor Relations and Capital Markets
(310) 481-8586

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL AND OPERATIONAL RESULTS
---------------
LOS ANGELES, October 22, 2026 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the
“Company”) today reported financial and operational results for the third quarter ended September 30, 2026.
“Momentum in our West Coast markets continued to accelerate in the third quarter, with over 800,000 square feet of long-term leases signed, representing one of the Company’s highest quarterly leasing volumes since 2019,” said Angela Aman, Chief Executive Officer. “The breadth of activity was particularly notable, as we recorded sequential leased occupancy gains across all five of our regions and strong re-leasing spreads, driven by activity from a wide variety of users and industries. Looking ahead, our high-quality portfolio, solid balance sheet, and nimble approach position us well to capitalize on the real-time fundamental improvements we are seeing across our regions.”
Financial Results
•Revenues of $271.6 million for the quarter ended September 30, 2026, as compared to $279.7 million for the quarter ended September 30, 2025
•Net income available to common stockholders of $15.5 million, or $0.13 per diluted share, for the quarter ended September 30, 2026, as compared to $156.2 million, or $1.31 per diluted share, for the quarter ended September 30, 2025
•Funds from operations (“FFO”) of $104.6 million, or $0.88 per diluted share, for the quarter ended
September 30, 2026, as compared to $130.6 million, or $1.08 per diluted share, for the quarter ended
September 30, 2025
Leasing and Occupancy
•Stabilized Portfolio was 76.9% occupied and 83.0% leased at September 30, 2026, representing 610 basis points of leases signed but not yet commenced
◦Excluding Kilroy Oyster Point Phase 2 (“KOP 2”), the Stabilized Portfolio was 80.7%
occupied and 84.8% leased at September 30, 2026, representing 410 basis points of leases signed but not yet commenced
•During the quarter, signed approximately 815,000 square feet of leases
◦Leasing activity was comprised of 345,000 square feet of new leasing on previously vacant space, 127,000 square feet of new leasing on currently occupied space, and 343,000 square feet of renewal leasing

▪Renewal leasing included a 12-year, approximately 243,000 square-foot renewal at
Crossing 900 with Box, Inc., a leading content management company
▪Leasing activity during the quarter included approximately 12,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter increased 30.6% and 9.7%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing
◦Excluding leases signed on space vacant for more than 12 months, GAAP and cash rents on leases signed during the quarter increased 37.9% and 13.9%, respectively
Land Site Under Contract
•In August, entered into an agreement, subject to a non-refundable deposit, to sell the land at Kilroy
East Village in San Diego for $19.5 million in gross sales proceeds. The transaction is anticipated to close during the fourth quarter
Balance Sheet / Liquidity
•In July, repaid the outstanding $200.0 million of 4.350% Private Placement Senior Notes Series B due October 2026, at par
Dividend
•The Board of Directors declared and paid a regular quarterly cash dividend on its common stock of
$0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on October
14, 2026 to stockholders of record on September 30, 2026 (the ex-dividend date)

Net Income Available to Common Stockholders / FFO Guidance
The Company is updating Nareit-defined FFO per share guidance for the full year 2026 to $3.55 to $3.59 per diluted share, from the previous range of $3.49 to $3.63. The table below reflects key assumptions for
2026 guidance.

Key Assumptions	July 2026 Assumptions	Current Assumptions
Average full year occupancy	76.50% to 78.00%	77.00% to 77.50%
Average full year occupancy excluding KOP 2	80.50% to 81.50%	80.75% to 81.25%
Same Property Cash Net Operating Income (“NOI”) growth (1)	0.25% to 1.25%	0.75% to 1.00%
NOI from Development Properties (2)	$(22.5) to $(24.0) million	+/- $(21.0) million
Non-Cash GAAP NOI adjustments (1) (3)	$13.0 to $15.0 million	$13.0 to $14.0 million
GAAP lease termination fee income	$3.0 to $4.5 million	$1.1 to $1.5 million
General and administrative and Leasing costs	$(87.5) to $(89.5) million	$(89.5) to $(90.5) million
Interest income	$2.0 to $3.0 million	+/- $3.0 million
Gross interest expense	$(208.0) to $(209.5) million	$(207.5) to $(208.5) million
Capitalized interest (4)	$48.5 to $49.5 million	$49.0 to $49.5 million
Total development spending (5)	+/- $150.0 million	+/- $150.0 million
Operating property dispositions	$347.5 to $500.0 million	$347.5 to $500.0 million

	Full Year 2026 Range as of July 2026		Full Year 2026 Range as of October 2026
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$0.08	$0.22	$0.23	$0.27

Weighted average common shares outstanding - diluted (6)	118,100	118,100	117,500	117,500

Net income available to common stockholders	$9,055	$25,743	$26,607	$31,375
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	300	300	300	300
Net income attributable to noncontrolling interests in consolidated property partnerships	17,000	17,000	17,000	17,000
Depreciation and amortization of real estate assets	379,400	379,400	369,000	369,000
Gain on sale of depreciable operating property	(23,525)	(23,525)	(23,525)	(23,525)
Impairment of real estate assets	61,778	61,778	61,778	61,778
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(28,000)	(28,000)	(28,000)	(28,000)
Funds From Operations (1)	$416,008	$432,696	$423,160	$427,928

Weighted average common shares/units outstanding – diluted (7)	119,200	119,200	119,200	119,200

Nareit Funds From Operations per common share/unit – diluted (1)	$3.49	$3.63	$3.55	$3.59

 ________________________
(1)For additional information, please refer to pages 36-38 “Management Statements on Non-GAAP Supplemental Measures” of the Company’s Supplemental
Financial Report furnished on Form 8-K.
(2)NOI from Development Properties is primarily attributable to the Company’s KOP 2 project. 2026 guidance assumes the continued capitalization of the
Company’s Flower Mart project through year end.
(3)Non-Cash GAAP NOI adjustments include the following items: Deferred income and lease incentives, net, Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-line rents, net, Amortization of net below market rents, Deferred settlement and restoration fee income, and
Other.
(4)2026 capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through year end.
(5)Total development spending includes recently stabilized, in-process, and future development projects.
(6)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(7)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

The Company’s guidance estimates for the full year 2026, and the reconciliation of Net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss third quarter results and the current business environment during the Company’s October 23, 2026 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://events.q4inc.com/analyst/810842787?pwd=5kxxJfrm. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/810842787. It may be necessary to download audio software to hear the conference call.
About Kilroy Realty Corporation
Kilroy is a leading U.S. landlord and developer, with operations in the San Francisco Bay Area, Los
Angeles, Seattle, San Diego, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, media, life science, and professional services companies.
The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap
400 Index with more than seven decades of experience managing, developing, and acquiring office, life science, and mixed-use projects.
As of September 30, 2026, Kilroy’s stabilized portfolio totaled approximately 17.1 million square feet of primarily office and life science space that was 76.9% occupied and 83.0% leased. The Company also has
608 residential units in San Diego with a quarterly average occupancy of 94.8%.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.
Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwel, and ENERGY STAR certifications across the portfolio.
Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’
lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.
More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-
looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.
Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others:
global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants;
adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and
Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’
businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the media industry, may have on our tenants’ businesses; our ability to re-
lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$271,604	$279,744	$814,028	$840,480

Net income available to common stockholders	$15,506	$156,220	$16,144	$263,677

Weighted average common shares outstanding – basic	116,309	118,296	116,741	118,259
Weighted average common shares outstanding – diluted	117,240	118,822	117,544	118,724

Net income available to common stockholders per share – basic	$0.13	$1.32	$0.14	$2.22
Net income available to common stockholders per share – diluted	$0.13	$1.31	$0.14	$2.21

Funds From Operations (1)(2)	$104,633	$130,561	$322,817	$388,762

Weighted average common shares/units outstanding – basic (3)	117,978	119,870	118,390	119,823
Weighted average common shares/units outstanding – diluted (4)	118,910	120,397	119,193	120,288

Funds From Operations per common share/unit – basic (2)	$0.89	$1.09	$2.73	$3.24
Funds From Operations per common share/unit – diluted (2)	$0.88	$1.08	$2.71	$3.23

Common shares outstanding at end of period			116,309	118,304
Common partnership units outstanding at end of period			1,134	1,151
Total common shares and units outstanding at end of period			117,443	119,455

			September 30, 2026	September 30, 2025
Stabilized office portfolio occupancy rates: (5)
San Francisco Bay Area			75.3%	85.7%
Los Angeles			72.2%	74.0%
Seattle			79.5%	80.6%
San Diego			83.4%	82.8%
Austin			84.0%	82.2%
Weighted average total			76.9%	81.0%

Total square feet of stabilized office properties owned at end of period: (5)
San Francisco Bay Area			6,456	5,565
Los Angeles			4,246	4,568
Seattle			2,997	2,996
San Diego			2,689	2,923
Austin			759	759
Total			17,147	16,811
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Real Estate Assets:
Land	$1,730,514	$1,641,913
Buildings and improvements	9,103,217	8,505,486
Undeveloped land and construction in progress	1,627,372	2,387,742
Total real estate assets held for investment	12,461,103	12,535,141
Accumulated depreciation and amortization	(3,014,889)	(2,843,811)
Total real estate assets held for investment, net	9,446,214	9,691,330

Real estate and other assets held for sale, net	—	115,155
Cash and cash equivalents	94,301	179,316
Restricted cash	250	—
Marketable securities	34,025	30,807
Current receivables, net	16,818	12,765
Deferred rent receivables, net	420,433	424,794
Deferred leasing costs and acquisition-related intangible assets, net	272,405	278,232
Right of use ground lease assets, net	127,261	128,116
Prepaid expenses and other assets, net	64,065	54,561
TOTAL ASSETS	$10,475,772	$10,915,076

LIABILITIES AND EQUITY
Liabilities:
Secured debt, net	$588,777	$592,685
Unsecured debt, net	3,748,263	3,996,774
Unsecured line of credit	40,000	—
Accounts payable, accrued expenses, and other liabilities	309,288	288,963
Ground lease liabilities	126,979	127,628
Accrued dividends and distributions	63,430	65,009
Deferred revenue and acquisition-related intangible liabilities, net	112,854	125,628
Rents received in advance and tenant security deposits	82,705	75,701
Liabilities related to real estate assets held for sale	—	4,945
Total liabilities	5,072,296	5,277,333

Equity:
Stockholders’ Equity
Common stock	1,163	1,184
Additional paid-in capital	5,171,034	5,230,747
Retained earnings	10,558	188,876
Total stockholders’ equity	5,182,755	5,420,807
Noncontrolling Interests
Common units of the Operating Partnership	50,512	51,911
Consolidated property partnerships	170,209	165,025
Total noncontrolling interests	220,721	216,936
Total equity	5,403,476	5,637,743
TOTAL LIABILITIES AND EQUITY	$10,475,772	$10,915,076

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rental income	$266,750	$274,909	$800,401	$826,224
Other property income	4,854	4,835	13,627	14,256
Total revenues	271,604	279,744	814,028	840,480

Expenses
Property expenses	64,639	61,764	184,056	179,053
Real estate taxes	30,253	25,878	87,337	81,008
Ground leases	3,217	3,018	9,682	9,057
General and administrative expenses	18,408	18,247	58,040	53,623
Leasing costs	2,980	2,610	8,804	7,760
Depreciation and amortization	93,165	87,487	281,069	262,231
Total expenses	212,662	199,004	628,988	592,732

Other Income (Expenses)
Interest income	620	3,119	2,821	4,765
Interest expense	(39,376)	(32,152)	(119,521)	(94,144)
Other income	83	91	224	124
Gains on sales of depreciable operating properties	—	110,484	23,525	127,038
Impairment of real estate assets	—	—	(61,778)	—
Total other (expenses) income	(38,673)	81,542	(154,729)	37,783

Net income	20,269	162,282	30,311	285,531

Net income attributable to noncontrolling common units of the Operating Partnership	(151)	(1,524)	(159)	(2,562)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,612)	(4,538)	(14,008)	(19,292)
Total net income attributable to noncontrolling interests	(4,763)	(6,062)	(14,167)	(21,854)
Net income available to common stockholders	$15,506	$156,220	$16,144	$263,677

Weighted average shares of common stock outstanding – basic	116,309	118,296	116,741	118,259
Weighted average shares of common stock outstanding – diluted	117,240	118,822	117,544	118,724

Net income available to common stockholders per share – basic	$0.13	$1.32	$0.14	$2.22
Net income available to common stockholders per share – diluted	$0.13	$1.31	$0.14	$2.21

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands, except per share data)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$30,311	$285,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate assets and leasing costs	276,753	258,058
Depreciation of non-real estate furniture, fixtures, and equipment	4,316	4,173
Revenues deemed uncollectible	825	990
Non-cash amortization of deferred revenue related to tenant-funded tenant improvements	(9,886)	(11,097)
Straight-line rents, net	3,633	9,270
Non-cash amortization of net below-market rents	(1,974)	(2,455)
Non-cash amortization of deferred financing costs and debt discounts	6,166	3,615
Non-cash amortization of share-based compensation awards	11,177	13,945
Amortization of right of use ground lease assets	855	826
Gains on sales of depreciable operating properties	(23,525)	(127,038)
Impairment of real estate assets	61,778	—
Net change in other operating assets	(7,765)	(17,660)
Net change in other operating liabilities	32,386	39,077

Net cash provided by operating activities	385,050	457,235

Cash flows from investing activities:
Expenditures for development and redevelopment properties and undeveloped land	(164,822)	(123,857)
Expenditures for operating properties and other capital assets	(114,951)	(74,507)
Net proceeds received from dispositions of real estate assets	330,341	392,453
Investment in unconsolidated investment fund	(1,629)	—
Expenditures for acquisitions of operating properties	—	(205,008)

Net cash provided by (used in) investing activities	48,939	(10,919)

Cash flows from financing activities:
Distributions to noncontrolling interests in consolidated property partnerships	(17,832)	(26,312)
Dividends and distributions paid to common stockholders and common unitholders	(191,355)	(193,356)
Taxes paid upon net share settlement of restricted share units	(6,970)	(6,419)
Principal payments and repayments of secured debt	(4,847)	(4,662)
Financing costs	(15,079)	(4,805)
Repurchase of common stock	(72,671)	—
Repayments of unsecured debt	(250,000)	(400,000)
Borrowings on unsecured revolving credit facility	105,000	65,000
Repayments on unsecured revolving credit facility	(65,000)	(65,000)
Proceeds from the issuance of unsecured debt	—	395,964

Net cash used in financing activities	(518,754)	(239,590)

Net (decrease) increase in cash and cash equivalents and restricted cash	(84,765)	206,726
Cash and cash equivalents, beginning of period	179,316	165,690
Cash and cash equivalents and restricted cash, end of period	$94,551	$372,416

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net income available to common stockholders	$15,506	$156,220	$16,144	$263,677
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	151	1,524	159	2,562
Net income attributable to noncontrolling interests in consolidated property partnerships	4,612	4,538	14,008	19,292
Depreciation and amortization of real estate assets	91,737	86,080	276,753	258,058
Gains on sales of depreciable operating properties	—	(110,484)	(23,525)	(127,038)
Impairment of real estate assets	—	—	61,778	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,373)	(7,317)	(22,500)	(27,789)
Funds From Operations (1)(2)(3)	$104,633	$130,561	$322,817	$388,762

Weighted average common shares/units outstanding – basic (4)	117,978	119,870	118,390	119,823
Weighted average common shares/units outstanding – diluted (5)	118,910	120,397	119,193	120,288

Funds From Operations per common share/unit – basic (2)	$0.89	$1.09	$2.73	$3.24
Funds From Operations per common share/unit – diluted (2)	$0.88	$1.08	$2.71	$3.23
 ________________________
(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018
Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the
Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.
(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.4 million and $3.6 million for the three months ended September 30, 2026 and 2025, respectively, and $9.9 million and $11.1 million for the nine months ended September 30, 2026 and 2025, respectively.
(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.